Filed Pursuant to Rule 424(b)(5)

Registration No. 333-262462

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 10, 2022)

Up to $2,919,403

Class A Common Stock

Motorsport Games Inc. (the “Company”, “Motorsport Games”, “us”, “we” or “our”) has entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Canaccord Genuity LLC (“Canaccord”), acting as sales agent, on March 31, 2023, relating to the sale of shares of its Class A common stock, par value $0.0001 per share (“Class A common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Distribution Agreement, under this prospectus supplement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $2,919,403 from time to time through Canaccord.

Our Class A common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MSGM.” On March 30, 2023, the closing sale price of our Class A common stock as reported on Nasdaq was $5.94.

As of March 30, 2023, the aggregate market value of our Class A common stock held by our non-affiliates was $2,919,403, based upon 1,216,516 shares of our outstanding Class A common stock held by non-affiliates at the per share price of $37.00, the closing sale price of our Class A common stock on Nasdaq on February 1, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (i.e., the aggregate market value of our Class A common stock held by our non-affiliates) in any 12 calendar-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have sold 751,194 shares of Class A common stock, raising gross proceeds of $12,084,294 in the aggregate, in reliance on General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” under applicable Securities and Exchange Commission (“SEC”) rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Summary — Emerging Growth Company.”

Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus may be made at market prices by any method permitted by law that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Canaccord is not required to sell any specific number or dollar amount of our Class A common stock but will act as sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Canaccord will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold under the Distribution Agreement. See “Plan of Distribution” for additional information regarding Canaccord’s compensation. In connection with the sale of our Class A common stock on our behalf, Canaccord may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Canaccord will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Canaccord with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and page 3 of the accompanying prospectus, and in the documents incorporated by reference herein and therein, for a discussion of information that you should consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Canaccord Genuity

The date of this prospectus supplement is March 31, 2023.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of the registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement may add, update or change information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement; provided, however, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of Class A common stock. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor Canaccord has authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We and Canaccord take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of securities covered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of securities covered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, as used in this prospectus supplement, the terms “us,” “our,” “Motorsport Games,” “we,” the “Company” and similar designations refer to Motorsport Games Inc., a Delaware corporation, and its consolidated subsidiaries.

We are not making an offer or sale of shares of our Class A common stock in any jurisdiction where such offer or sale is not permitted. We are not making any representation to you regarding the legality of an investment in our Class A common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Class A common stock.

This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the information incorporated herein by reference are the property of their respective owners.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. Motorsport Games does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any free writing prospectus, including the information incorporated by reference herein and therein, contain certain statements, which are not historical facts and are “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are subject to certain risks, trends and uncertainties. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, strategies, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We use words, such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. For example, forward-looking statements include, but are not limited to, statements we make relating to:

●	our future business, results of operations, financial condition and/or liquidity, including with respect to the ongoing effects of the war between Russia and Ukraine, as well as the coronavirus (“COVID-19”) pandemic;

●	our intended corporate purpose to make the thrill of motorsports accessible to everyone by creating the highest quality, most sophisticated and most innovative experiences for racers, gamers and fans of all ages;

●	new or planned products or offerings, including the anticipated timing of our new product launches under our updated product roadmap, such as our anticipated release of NASCAR, INDYCAR, British Touring Car Championship and Le Mans games in 2023 and 2024;

●	our intentions with respect to our mobile games, including expectations that we will continue to focus on developing and further enhancing our multi-platform games for mobile phones, as well as the anticipated timing of the release of our future mobile games;

●	our plans to strive to become a leader in organizing and facilitating esports tournaments, competitions, and events for our licensed racing games as well as on behalf of third-party racing game developers and publishers;

●	our belief that connecting virtual racing gamers and esports fans on a digital entertainment and social platform represents the greatest opportunity to enhance the way that people learn, watch, play, and experience racing video games and racing esports;

●	our future plans and expectations for Traxion.GG, our online destination for the virtual racing community, including with regards to its functionality and content;

●	our beliefs regarding the growing importance and business viability of esports, especially within the racing and motorsport genres;

●	our expectations that the COVID-19 pandemic will not materially impact on our future business and operations;

●	our intention to expand our license arrangements to other internationally recognized racing series and the platforms we operate on;

●	our expectation that we will be able to extend or re-negotiate our promotion agreement with Motorsport Network, LLC (“Motorsport Network”) on reasonable terms;

●	our intention to continue seeking to expand our audience base through traditional marketing and sales distribution channels including Facebook, Twitter, Twitch, YouTube and other online social networks;

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●	our belief that our esports business has the potential to generate incremental revenues through the further sale of media rights to our esports events and competitions, as well as merchandising and sports betting, if the esports audience pattern continues to grow;

●	our expectation that having a broader product portfolio will improve our operating results and provide a revenue stream that is less cyclical than releasing of a single game per year;
●	our expectation that future revenue streams will become further diversified and consist of revenues from multiple games and different franchises;

●	our plans to drive ongoing engagement and incremental revenue from recurrent consumer spending on our titles through in-game purchases and extra content;

●	our expectation that we will continue to derive significant revenues from sales of our products to a very limited number of distribution partners;

●	our belief that additions to our existing portfolio of games centered around popular licensed racing series will provide us the opportunity to further grow our esports business by having more titles to produce our esports events;

●	our expectation that we will continue to invest in technology, hardware and software to support our games and services, including with respect to security protections;

●	our belief that the global adoption of portable and mobile gaming devices leading to significant growth in portable and mobile gaming is a continuing trend;

●	our intention to continue to look for opportunities to expand the recurring portion of our business;

●	our liquidity and capital requirements, including, without limitation, as to our ability to continue as a going concern, our belief that we will not have sufficient cash on hand to fund our operations for the remainder of 2023 based on the cash and cash equivalents available as of December 31, 2022 and our average cash burn, our belief that additional funding will be required in order to continue operations, our belief that there is a substantial likelihood that Motorsport Network may not fulfill our future borrowing requests under the $12 million line of credit that it provides to us (the “Line of Credit”), our belief that it will be necessary for us to secure additional funds, whether through a variety of equity and/or debt financing arrangements or similar transactions or implementing cost reductions through cost control initiatives, to continue our existing business operations and to fund our obligations; our expectation to generate additional liquidity through consummating one or more potential equity and/or debt financings, achieving cost reductions by maintaining and enhancing cost control initiatives, such as those that we expect to achieve through our previously announced organizational restructuring (the “2022 Restructuring Program”), and/or adjusting our product roadmap to reduce the near-term need for working capital, as well as statements regarding our cash flows and anticipated uses of cash, as well as our belief that additional funding in the form of potential equity and/or debt financing arrangements or similar transactions are viable options to support our future liquidity needs, provided that such opportunities can be obtained on terms that are commercially competitive and on terms acceptable to us;

●	our expectations that we will continue to incur losses for the foreseeable future as we continue to incur significant expenses;

●	our intended use of proceeds from the sales of our equity securities;

●	our expectations relating to future impairment of intangible assets;

●	our plans and intentions with respect to our remediation efforts to address the material weaknesses in our internal control over financial reporting;

●	our belief that the outcome of all pending legal proceedings in the aggregate is not reasonably likely to have a material adverse effect on our business, prospects, results of operations, financial condition and/or cash flows, except as otherwise disclosed in the 2022 Form 10-K (as defined below), and that in light of the uncertainties involved in legal proceedings generally, the ultimate outcome of a particular matter could be material to the Company’s operating results for a particular period depending on, among other things, the size of the loss or the nature of the liability imposed and the level of the Company’s income for that particular period, including, without limitation, our beliefs regarding the merit of any plaintiff’s allegations and the impact of any claims and litigation that we are subject to;

●	our intention to not declare dividends in the foreseeable future;

●	our ability to utilize net operating loss carryforwards;

●	our expectations regarding the future impact of implementing management strategies, potential acquisitions and industry trends;

●	our belief that we may decide in the future to avail ourselves of certain corporate governance requirements of Nasdaq as a result of being a “controlled company” within the meaning of the Nasdaq rules; and

●	our expectations regarding the 2022 Restructuring Program, such as: (i) our expectations to eliminate approximately 20% of our overhead costs worldwide; (ii) our expectations regarding the amount and timing of the charges and payments related to the 2022 Restructuring Program; (iii) our expectations that as a result of the 2022 Restructuring Program, we will deliver approximately $4 million of total annualized cost reductions by the end of 2023; (iv) our expectations that total restructuring costs will fall within the previously estimated range of $0.1 million to $0.3 million; and (v) our plans to continue our efforts to achieve further cost reductions.

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The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the information incorporated by reference herein and therein, are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the information incorporated by reference herein and therein, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions that are difficult to predict, including, without limitation, sales of shares of Class A common stock in this offering impacting the price of our Class A common stock, our inability to raise funds in this offering, and less than expected results from the proceeds raised from this offering. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. Important factors that could cause our actual results to differ materially from those projected in any forward-looking statements are discussed in “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), as updated in our subsequent filings with the SEC. In addition to factors that may be described in our filings with the SEC, including this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the information incorporated by reference herein and therein, the following factors, among others, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us:

(i)	difficulties and/or delays in accessing available liquidity, and other unanticipated difficulties in resolving our continuing financial condition and ability to obtain additional capital to meet our financial obligations, including, without limitation, difficulties in securing funding that is on commercially acceptable terms to us or at all, such as our inability to complete in whole or in part any potential debt and/or equity financing transactions or similar transactions, as well as any ability to achieve cost reductions, including, without limitation, those which we expect to achieve through the 2022 Restructuring Program; difficulties, delays or our inability to efficiently manage our cash and working capital; higher than expected operating expenses; adverse impacts to our liquidity position resulting from the higher interest rate and higher inflationary environment; the unavailability of funds from anticipated borrowing sources; the unavailability of funds from our inability to reduce or control costs, including, without limitation, those which we expect to achieve through the 2022 Restructuring Program; lower than expected operating revenues, cash on hand and/or funds available from anticipated borrowings or funds expected to be generated from cost reductions resulting from the implementation of cost control initiatives, such as through the 2022 Restructuring Program; and/or less than anticipated cash generated by our operations; and/or adverse effects on our liquidity resulting from changes in economic conditions (such as continued volatility in the financial markets, whether attributable to COVID-19, the ongoing war between Russia and Ukraine or otherwise; significantly higher rates of inflation, significantly higher interest rates and higher labor costs; the impact of higher energy prices on consumer purchasing behavior, monetary conditions and foreign currency fluctuations, tariffs, foreign currency controls and/or government-mandated pricing controls, as well as in trade, monetary, fiscal and tax policies), political conditions (such as military actions and terrorist activities) and pandemics and natural disasters; and/or the unavailability of funds from (A) delaying the implementation of or revising certain aspects of our business strategy; (B) reducing or delaying the development and launch of new products and events; (C) reducing or delaying capital spending, product development spending and marketing and promotional spending; (D) selling assets or operations; (E) seeking additional capital contributions and/or loans from Motorsport Network, the Company’s other affiliates and/or third parties; and/or (F) reducing other discretionary spending;

(ii)	difficulties, delays or less than expected results in achieving our growth plans, objectives and expectations, such as due to a slower than anticipated economic recovery and/or our inability, in whole or in part, to continue to execute our business strategies and plans, such as due to less than anticipated customer acceptance of our new game titles, our experiencing difficulties or the inability to launch our games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch our games, including, without limitation, higher than expected labor costs;

(iii)	difficulties, delays in or unanticipated events that may impact the timing and scope of new product launches, such as due to difficulties and/or delays related to our transition from using development staff in Russia to using development staff in other countries and/or difficulties and/or delays arising out of any resurgence of the ongoing and prolonged COVID-19 pandemic;

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(iv)	less than expected benefits from implementing our management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment (such as the impact on consumer discretionary spending as a result of significant increases in energy and gas prices which have been increasing since early in 2020), a higher interest rate environment, tax increases impacting consumer discretionary spending and or quantitative easing that results in higher interest rates that negatively impact consumers’ discretionary spending, or adverse developments relating to the ongoing war between Russia and Ukraine;

(v)	delays and higher than anticipated expenses related to the ongoing and prolonged COVID-19 pandemic;

(vi)	difficulties and/or delays adversely impacting our ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series;

(vii)	difficulties and/or delays adversely impacting our ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies;

(viii)	unanticipated operating costs, transaction costs and actual or contingent liabilities;

(ix)	difficulties and/or delays adversely impacting our ability to attract and retain qualified employees and key personnel;

(x)	adverse effects of increased competition;

(xi)	changes in consumer behavior, including as a result of general economic factors, such as increased inflation, recessionary factors, higher energy prices and higher interest rates;

(xii)	difficulties and/or delays adversely impacting our ability to protect our intellectual property;

(xiii)	local, industry and general business and economic conditions;

(xiv)	unanticipated adverse effects on our business, prospects, results of operations, financial condition, cash flows and/or liquidity as a result of unexpected developments with respect to our legal proceedings; and

(xv)	difficulties, delays or our inability to successfully complete the 2022 Restructuring Program, in whole or in part, which could result in less than expected operating and financial benefits from such actions, as well as delays in completing the 2022 Restructuring Program, which could reduce the benefits realized from such activities; higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or less than anticipated annualized cost reductions from the 2022 Restructuring Program and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated liquidity to fund such activities and/or more than expected costs to achieve the expected cost reductions.

Additionally, there are other risks and uncertainties described from time to time in the reports that we file with the SEC. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, including the information incorporated by reference herein and therein, to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as otherwise required by law. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” herein and under similar headings in the accompanying base prospectus, and the documents incorporated by reference herein and therein, including in the 2022 Form 10-K. Prospective purchasers of our securities should also carefully read the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and notes to those financial statements, and the exhibits to the registration statement of which the accompanying prospectus is a part.

Overview

Motorsport Games is a leading racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world, including NASCAR, the iconic 24 Hours of Le Mans endurance race and the associated FIA World Endurance Championship, INDYCAR, the British Touring Car Championship and others. Our portfolio is comprised of some of the most prestigious motorsport leagues and events in the world. Further, in 2021 we acquired the KartKraft karting simulation game as well as Studio 397 B.V. and their rFactor 2 realistic racing simulator technology and platform, adding both games and their underlying technology to our portfolio.

Started in 2018 as a wholly-owned subsidiary of Motorsport Network, we develop and publish multi-platform racing video games including for game consoles, personal computers (PCs) and mobile platforms through various retail and digital channels, including full-game and downloadable content.

Recent Developments

Registered Direct Offerings

On February 1, 2023, we entered into a securities purchase agreement with the purchaser listed on the signature page thereto, pursuant to which we agreed to issue and sell to such purchaser 183,020 shares of Class A common stock in a registered direct offering priced at-the-market under Nasdaq rules for a purchase price of $21.40 per share (the “February 1 Offering”). The February 1 Offering closed on February 2, 2023, and we received aggregate gross proceeds from such offering of approximately $3.9 million, before deducting placement agent fees and other offering expenses.

On February 2, 2023, we entered into another securities purchase agreement with the purchasers listed on the signature pages thereto, pursuant to which we agreed to issue and sell to such purchasers an aggregate of 144,366 shares of Class A common stock in a registered direct offering priced at-the-market under Nasdaq rules for a purchase price of $23.50 per share (the “February 2 Offering”). The February 2 Offering closed on February 3, 2023, and we received aggregate gross proceeds from such offering of approximately $3.39 million, before deducting placement agent fees and other offering expenses.

On February 3, 2023, we entered into another securities purchase agreement with the purchasers listed on the signature pages thereto, pursuant to which we agreed to issue and sell to such purchasers an aggregate of 232,188 shares of Class A common stock in a registered direct offering priced at-the-market under Nasdaq rules for a purchase price of $17.39 per share (the “February 3 Offering” and, together with the February 1 Offering and the February 2 Offering, the “Offerings”). The February 3 Offering closed on February 6, 2023, and we received aggregate gross proceeds from such offering of approximately $4.03 million, before deducting placement agent fees and other offering expenses.

The Company intends to use the net proceeds from the offerings for development of multiple games, working capital and general corporate purposes.

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H.C. Wainwright & Co., LLC (“H.C. Wainwright” or the “placement agent”) acted as the exclusive placement agent for the Offerings pursuant to an engagement letter with the Company, dated as of January 9, 2023, which was further amended on February 2, 2023 and February 3, 2023. Upon closing of the February 1 Offering, the Company paid H.C. Wainwright a cash transaction fee equal to 7.0% of the aggregate gross proceeds to the Company from the February 1 Offering, non-accountable expenses of $50,000 and closing fees of $15,950. The Company also issued to H.C. Wainwright’s designees warrants to purchase up to 10,981 shares of Class A common stock, which is equal to 6.0% of the aggregate number of shares of Class A common stock placed in the February 1 Offering, at an exercise price of $26.75 per share (which represents 125% of the purchase price per share). Such warrants will expire five years after the commencement of sales under the February 1 Offering.

Upon the closing of the February 2 Offering, the Company paid H.C. Wainwright a cash transaction fee equal to 7.0% of the aggregate gross proceeds to the Company from the February 2 Offering, non-accountable expenses of $25,000 and closing fees of $15,950. The Company also issued to H.C. Wainwright’s designees warrants to purchase up to 8,662 shares of Class A common stock, which is equal to 6.0% of the aggregate number of shares of Class A common stock placed in the February 2 Offering, at an exercise price of $29.375 per share (which represents 125% of the purchase price per share). Such warrants will expire five years after the commencement of sales under the February 2 Offering.

Upon the closing of the February 3 Offering, the Company paid H.C. Wainwright a cash transaction fee equal to 7.0% of the aggregate gross proceeds to the Company from the February 3 Offering, non-accountable expenses of $25,000 and closing fees of $15,950. The Company also issued to H.C. Wainwright’s designees warrants to purchase up to 13,931 shares of Class A common stock, which is equal to 6.0% of the aggregate number of shares of Class A common stock placed in the February 3 Offering, at an exercise price of $21.738 per share (which represents 125% of the purchase price per share). Such warrants will expire five years after the commencement of sales under the February 3 Offering.

The shares issued under the Offerings were issued pursuant to the Company’s registration statement on Form S-3 filed with the SEC on February 1, 2022 (File No. 333-262462) and became effective on February 10, 2022, and a base prospectus and prospectus supplement thereunder.

Debt for Equity Exchanges

On January 30, 2023, the Company entered into a debt-for-equity exchange agreement (the “Exchange Agreement”) with Motorsport Network, whereby the Company issued 338,983 shares (the “Acquired Shares”) of Class A common stock to Motorsport Network, which amount represented the aggregate number of shares of Class A common stock equal to $1,000,000 (the “Discharged Debt”), representing a portion of the Company’s outstanding debt (including the principal and not yet paid interest thereon) under the Line of Credit held by Motorsport Network, divided by the lower of: (i) the closing price as reflected on Nasdaq.com (the “Nasdaq Official Closing Price”) of the Class A common stock immediately preceding the signing of the Exchange Agreement, or (ii) the average Nasdaq Official Closing Price of the Class A common stock for the five trading days immediately preceding the signing of the Exchange Agreement. The Acquired Shares were issued in consideration for the cancellation of the Discharged Debt under the Line of Credit. Under the Exchange Agreement, subject to conditions set forth therein, the Company agreed to file a registration statement with the SEC upon demand from Motorsport Network at any time within 60 days after the date on which the transactions contemplated under the Exchange Agreement have been completed in order to register the resale of the Acquired Shares. The Exchange Agreement also granted certain piggyback registration rights to Motorsport Network. The Acquired Shares have not been registered under the Securities Act and cannot be offered or sold in the United States absent effective registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and/or by Rule 506 of Regulation D promulgated thereunder and on similar exemptions under applicable state laws.

On February 1, 2023, the Company entered into a debt-for-equity exchange agreement (the “February 1 Exchange Agreement”) with Motorsport Network, whereby the Company issued to Motorsport Network 441,402 shares of Class A common stock (the “February 1 Acquired Shares”), which amount represents the aggregate number of shares of Class A common stock equal to $2,948,565.99 (the “February 1 Discharged Debt”), representing the Company’s remaining debt outstanding (including the principal and not yet paid interest thereon) under the Line of Credit, divided by $6.68, which is the lower of: (i) the Nasdaq Official Closing Price of the Class A common stock immediately preceding the signing of the Exchange Agreement, or (ii) the average Nasdaq Official Closing Price of the Class A common stock for the five trading days immediately preceding the signing of the February 1 Exchange Agreement. The February 1 Acquired Shares were issued in consideration for the cancellation of the February 1 Discharged Debt under the Line of Credit.

S-7

Under the February 1 Exchange Agreement, subject to conditions set forth therein, the Company agreed to file a registration statement with the SEC upon demand from Motorsport Network at any time within 60 days after the date on which the transactions contemplated under the February 1 Exchange Agreement have been completed in order to register the resale of the February 1 Acquired Shares. The February 1 Exchange Agreement also granted certain piggyback registration rights to Motorsport Network. The Acquired Shares have not been registered under the Securities Act, and cannot be offered or sold in the United States absent effective registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and/or by Rule 506 of Regulation D promulgated thereunder and on similar exemptions under applicable state laws.

Corporate History and Information

Motorsport Gaming US LLC was organized as a limited liability company on August 2, 2018 under the laws of the State of Florida. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc. in connection with our initial public offering (“IPO”). Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. and (ii) 7,000,000 shares of Class B common stock, which have 10 votes per share, of Motorsport Games Inc., which represented all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion. Motorsport Network is the only holder of shares of the Company’s Class B common stock and does not have any transfer, conversion, registration, or economic rights with respect to such shares of Class B common stock.

In November 2022, the Company amended its certificate of incorporation to effectuate a reverse split of the issued and outstanding shares of Class A common stock and Class B common stock at a ratio of 1-for-10. Shares underlying outstanding equity-based awards were proportionately decreased and the respective per share exercise prices, if applicable, were proportionately increased in accordance with the terms of the agreements governing such securities. There was no change in the par value of the Class A common stock and Class B common stock as a result of the reverse stock split.

Our principal executive offices are located at 5972 NE 4th Avenue Miami, FL 33137, and our telephone number is (305) 507-8799. Our website address is www.motorsportgames.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Emerging Growth Company

We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of Motorsport Games’ IPO, (b) in which Motorsport Games has a total annual gross revenue of at least $1.235 billion, (c) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period, or (d) the date on which Motorsport Games is deemed to be a large accelerated filer, which means the market value of Motorsport Games’ common stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter and Motorsport Games is not eligible to use the requirements for smaller reporting companies under the revenue test for the definition of “smaller reporting company” under Rule 12b-2 promulgated under the Exchange Act. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

S-8

The Offering

Issuer	Motorsport Games Inc.

Class A common stock we are offering	Shares of Class A common stock having an aggregate offering price of up to $2,919,403.

Class A common stock outstanding prior to this offering(1)	2,698,934 shares of Class A common stock

Class A common stock to be outstanding after this offering(1)	Up to 3,190,415 shares of Class A common stock, assuming sales of 491,481 shares of Class A common stock in this offering at a price of $5.94 per share, which was the closing price of our Class A common stock on Nasdaq on March 30, 2023. The actual number of shares of Class A common stock issued will vary depending on the sales prices under this offering.

Manner of offering	“At the market offering” that may be made from time to time through Canaccord. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include development of multiple games, working capital and other business purposes. See “Use of Proceeds.”

Risk factors	This investment involves a high degree of risk. See the “Risk Factors” section of this prospectus supplement and in the 2022 Form 10-K and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors you should consider carefully before making an investment decision in shares of our Class A common stock.

Symbol on The Nasdaq Capital Market	“MSGM”

(1)	The number of shares of Class A common stock outstanding immediately before this offering is based on 2,698,934 shares of Class A common stock outstanding as of March 30, 2023 and excludes:

●	49,494 shares of our Class A common stock reserved for issuance under the options as of December 31, 2022, some of which were granted pursuant to our 2021 Equity Incentive Plan (the “2021 Plan”) and some of which were granted outside of the 2021 Plan but were subject to stockholder approval that was previously obtained;

●	45,827 shares of our Class A common stock reserved for future issuance of equity awards under the 2021 Plan as of December 31, 2022;

●	10,981 shares of our Class A common stock reserved for issuance under the warrants issued to the placement agent’s designees as compensation in connection with the February 1 Offering consummated on February 2, 2023, at an exercise price of $26.75 per share;
●	8,662 shares of our Class A common stock reserved for issuance under the warrants issued to the placement agent’s designees as compensation in connection with the February 2 Offering consummated on February 3, 2023, at an exercise price of $29.375 per share; and
●	13,931 shares of our Class A common stock reserved for issuance under the warrants issued to the placement agent’s designees as compensation in connection with the February 3 Offering consummated on February 6, 2023, at an exercise price of $21.738 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants described in the bullets above. To the extent that options or warrants are exercised, new awards are granted under the 2021 Plan, or we issue additional shares of Class A common stock or warrants in the future, there will be further dilution to investors participating in this offering.

S-9

RISK FACTORS

An investment in our shares of Class A common stock involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to the 2022 Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectuses before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Forward-Looking Statements.”

Risks Relating to our Class A common stock, this Offering and Other Matters

If you purchase shares of Class A common stock in this offering, you will suffer immediate dilution of your investment.

The shares of Class A common stock sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our Class A common stock will be substantially higher than the as adjusted net tangible book value per share of our Class A common stock. Therefore, if you purchase shares of our Class A common stock in this offering, you likely will pay a price per share that substantially exceeds our as adjusted net tangible book value per share after this offering. Assuming that an aggregate of 491,481 shares of our Class A common stock are sold at a price of $5.94 per share pursuant to this prospectus supplement, which was the last reported sale price of our Class A common stock on Nasdaq on March 30, 2023, for aggregate gross proceeds of $2,919,397, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $(11.18) per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the assumed offering price of $5.94 per share. To the extent outstanding options or warrants are exercised, you will incur further dilution. For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

You may experience future dilution as a result of future equity offerings or the exercise of stock options or warrants.

To raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for shares of our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to those of existing stockholders. The price per share at which we sell additional shares of our Class A common stock in future transactions may be higher or lower than the price per share paid by the investors in this offering.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree and in ways that may not yield a return on your investment.

We intend to use the net proceeds from this offering for general corporate purposes, which may include development of multiple games, working capital and other business purposes. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

S-10

The actual number of shares we will issue under the Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver sale instructions to Canaccord at any time throughout the term of the Distribution Agreement. The number of shares of Class A common stock that are sold by Canaccord after we deliver sale instructions will fluctuate based on the market price of our Class A common stock and limits we set with Canaccord. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible to predict the number of shares of Class A common stock that will be ultimately issued and sold.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares of Class A common stock at different times will likely pay different prices.

The shares of Class A common stock sold in this offering, if any, will be sold from time to time at various prices. If you purchase shares of Class A common stock in this offering, you may experience different outcomes in your investment results relative to other investors who purchase shares of Class A common stock in this offering. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of Class A common stock sold, and there is no minimum or maximum sales price. If you purchase shares of Class A common stock in this offering, you may experience a decline in the value of your shares of Class A common stock as a result of share sales made to other investors at prices lower than the price you paid.

Sales of our Class A common stock by stockholders may have an adverse effect on the then prevailing market price of our Class A common stock.

Sales of a substantial number of shares of our Class A common stock in the public market following the offering could cause the market price of our Class A common stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Class A common stock or other equity-related securities would have on the market price of our Class A common stock.

S-11

USE OF PROCEEDS

From time to time, we may issue and sell shares of our Class A common stock having aggregate gross sales proceeds of up to $2,919,403 (before deducting sales agent commissions and expenses) under this prospectus supplement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Distribution Agreement with Canaccord as a source of financing.

Assuming we issue and sell the maximum amount of Class A common stock available in this offering, we estimate that our net proceeds from this offering will be approximately $2.7 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include the development of multiple games, working capital and other business purposes. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering, and investors will be relying on the judgment of our management team regarding the application of the net proceeds from this offering.

Our future capital requirements and the availability of and accessibility to additional funds will depend on many factors, including those described in the section of this prospectus supplement captioned “Risk Factors,” and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. Our board of directors currently intends to retain any future earnings to support its operations and to finance the growth and development of our business and does not intend to declare or pay cash dividends on shares of our Class A common stock for the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors. Investors should not purchase shares of our Class A common stock with the expectation of receiving cash dividends.

S-12

DILUTION

If you invest in our Class A common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our Class A common stock after this offering.

Our historical net tangible book deficit as of December 31, 2022 was $(11.5) million, or $(9.68) per share of Class A common stock outstanding as of December 31, 2022. Our historical net tangible book deficit is the amount of our total tangible assets less our total liabilities. Historical net tangible book deficit per share represents our historical net tangible book deficit divided by the number of shares of our Class A common stock outstanding as of December 31, 2022.

After giving effect to an assumed sale of 491,481 shares of Class A common stock in the aggregate amount of $2,919,397 in this offering at an assumed offering price of $5.94 per share, the last reported sale price of our Class A common stock on Nasdaq on March 30, 2023, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022 would have been $(8.8) million, or $(5.24) per share. This represents an immediate increase of $4.44 in as adjusted net tangible book value per share to existing stockholders and immediate dilution of $(11.18) in as adjusted net tangible book value per share to investors purchasing shares of our Class A common stock in this offering. Dilution per share to investors purchasing shares of our Class A common stock in this offering is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by investors purchasing shares of our Class A common stock in this offering. The following table illustrates this dilution to the investors purchasing shares of our Class A common stock in this offering.

Assumed public offering price per share		$5.94
Historical net tangible book deficit per share as of December 31, 2022	$(9.68)
Increase in as adjusted net tangible book value per share attributable to investors purchasing shares of our Class A common stock in this offering	$4.44
As adjusted net tangible book value per share after giving effect to this offering		$(5.24)
Dilution per share to investors purchasing shares of our Class A common stock in this offering		$(11.18)

The number of shares of Class A common stock outstanding immediately before this offering is based on 2,698,934 shares of Class A common stock outstanding as of March 30, 2023 and excludes:

●	49,494 shares of our Class A common stock reserved for issuance under the options as of December 31, 2022, some of which were granted pursuant to the 2021 Plan and some of which were granted outside of the 2021 Plan but were subject to stockholder approval that was previously obtained;

●	45,827 shares of our Class A common stock reserved for future issuance of equity awards under the 2021 Plan as of December 31, 2022;

●	10,981 shares of our Class A common stock reserved for issuance under the warrants issued to the placement agent’s designees as compensation in connection with the February 1 Offering consummated on February 2, 2023, at an exercise price of $26.75 per share;
●	8,662 shares of our Class A common stock reserved for issuance under the warrants issued to the placement agent’s designees as compensation in connection with the February 2 Offering consummated on February 3, 2023, at an exercise price of $29.375 per share; and
●	13,931 shares of our Class A common stock reserved for issuance under the warrants issued to the placement agent’s designees as compensation in connection with the February 3 Offering consummated on February 6, 2023, at an exercise price of $21.738 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants described in the bullets above. To the extent that options or warrants are exercised, new awards are granted under the 2021 Plan, or we issue additional shares of Class A common stock or warrants in the future, there will be further dilution to investors participating in this offering.

S-13

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our Class A common stock having an aggregate gross sales price of up to $2,919,403.

Authorized Capital Stock

We have authorized 107,000,000 shares of capital stock, of which 100,000,000 are shares of Class A common stock, $0.0001 par value per share, 7,000,000 are shares of Class B common stock, $0.0001 par value per share, and 1,000,000 are shares of preferred stock, $0.0001 par value per share. On March 30, 2023, there were 2,698,934 shares of Class A common stock, 700,000 shares of Class B common stock, and zero shares of preferred stock issued and outstanding.

Class A Common Stock

Our common stock is listed on The Nasdaq Capital Market under the symbol “MSGM.”

The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC.

See “Description of Capital Stock” in the accompanying base prospectus for more information regarding our shares of Class A common stock.

S-14

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Canaccord Genuity LLC (“Canaccord”) under which we may issue and sell shares of Class A common stock from time to time through Canaccord, acting as sales agent, subject to certain limitations, having an aggregate gross sales price of up to $2,919,403. Sales of shares of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq or on any other existing trading market for our Class A common stock.

Each time we wish to issue and sell any shares of our Class A common stock under the Distribution Agreement, we will notify Canaccord of the aggregate number of shares to be sold, the dates on which such sales are requested to be made, any limitation on the number of shares to be sold in any one day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. Once we have so instructed Canaccord, unless Canaccord declines to accept the terms of such notice, Canaccord has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares of Class A common stock up to the amount specified on such terms. The obligations of Canaccord under the Distribution Agreement to sell shares of our Class A common stock are subject to a number of conditions that we must meet.

The settlement for sales of Class A common stock between us and Canaccord is generally anticipated to occur on the second trading day following the date on which the sale was made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We have agreed to pay Canaccord a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our Class A common stock sold through Canaccord pursuant to the Distribution Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, Canaccord’s commissions and the proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Canaccord for certain reasonable and documented expenses, including fees and disbursements of its counsel, up to an amount of (i) $75,000 in connection with the execution of the Distribution Agreement and (ii) $15,000 in connection with each date on which we are required to provide a certificate pursuant to Section 7(o) of the Distribution Agreement. We estimate that the total expenses of the offering payable by us, excluding any commissions and the reimbursement payable to Canaccord under the terms of the Distribution Agreement, will be approximately $75,000. The remaining sale proceeds, after deducting any other transaction fees, will equal the net proceeds from the sale of such Class A common stock.

Canaccord will provide written confirmation to us before the open on Nasdaq on the day following each day on which our shares of Class A common stock are sold under the Distribution Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds.

In connection with the sale of Class A common stock on our behalf, Canaccord will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Canaccord will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Canaccord against certain liabilities, including liabilities under the Securities Act.

The offering of our Class A common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our Class A common stock subject to the Distribution Agreement or (ii) the termination of the Distribution Agreement as permitted therein. We or Canaccord may suspend the offering of Class A common stock under the Distribution Agreement upon proper notice to the other party and subject to other conditions.

This summary of the material provisions of the Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Distribution Agreement is filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and is incorporated by reference in this prospectus supplement.

Canaccord and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Canaccord will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus supplement.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Canaccord, and Canaccord may distribute the prospectus supplement and the accompanying prospectus electronically.

S-15

LEGAL MATTERS

The validity of the Class A common stock being offered hereby was passed upon by Snell & Wilmer L.L.P., Los Angeles, California. Canaccord is being represented in connection with this offering by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements of Motorsport Games Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus supplement.

We are subject to the information reporting requirements of the Exchange Act and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available to the public in electronic form at the SEC’s website at www.sec.gov. We also maintain a website at www.motorsportgames.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

S-16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for information superseded by information contained in this prospectus supplement or in any subsequently filed incorporated document. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus supplement.

●	the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 24, 2023;

●	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2022;

●	our Current Reports on Form 8-K, filed with the SEC on January 13, 2023, January 18, 2023, January 27, 2023, January 30, 2023 (other than with respect to Item 7.01 and Exhibit 99.1), February 2, 2023 (other than with respect to Item 7.01, Exhibit 99.1 and Exhibit 99.2), February 3, 2023 (other than with respect to Item 7.01 and Exhibit 99.1), February 6, 2023 (other than with respect to Item 7.01 and Exhibit 99.1), February 14, 2023, March 20, 2023, as amended on March 24, 2023, March 24, 2023, and March 28, 2023; and

●	the description of our Class A common stock set forth in our Registration Statement on Form 8-A (File No. 001-39868), filed with the SEC on January 7, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that we file (but not documents or parts of documents that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement, shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Motorsport Games Inc.

5972 NE 4th Avenue

Miami, FL 33137

Attention: Corporate Secretary

(305) 507-8799

S-17

PROSPECTUS

$100,000,000

Class A Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

and

7,000,000 Shares of Class A Common Stock Offered by Selling Stockholder

We may offer and sell, from time to time in one or more offerings, up to an aggregate amount of $100,000,000 of our Class A common stock, preferred stock, warrants, subscription rights and units, in any combination. In addition, the selling stockholder named in this prospectus may offer and sell, from time to time, up to 7,000,000 shares of our Class A common stock under this prospectus. We will not receive any of the proceeds from the sale of our Class A common stock by the selling stockholder.

This prospectus provides you with a general description of the securities offered. Each time we, and if applicable the selling stockholder, offer and sell securities, we or the selling stockholder will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholder may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “MSGM.” On January 27, 2022, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $3.40 per share.

As of January 27, 2022, the aggregate market value of our outstanding Class A common stock held by non-affiliates was approximately $15.7 million based on 4,605,564 shares of Class A common stock held by non-affiliates on such date, and based on the last reported sale price of our Class A common stock on the Nasdaq Capital Market on such date of $3.40 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our Class A common stock held by non-affiliates is less than $75 million. During the prior 12 calendar month period ending on, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to an aggregate dollar amount of $100,000,000. This prospectus provides you with a general description of our securities that we may offer, which is not meant to be a complete description of each of the securities.

In addition, under this shelf registration process, the selling stockholder named herein may, from time to time, sell shares of our Class A common stock offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling stockholder of such shares of our Class A common stock.

To the extent required by applicable law, each time we or the selling stockholder sell securities, we or the selling stockholder will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we, nor the selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to the “Company,” “we,” “us” and “our” refer to Motorsport Games Inc., a Delaware corporation, and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Motorsport Games is a leading racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world, including NASCAR, the iconic 24 Hours of Le Mans endurance race and the associated FIA World Endurance Championship, the British Touring Car Championship, INDYCAR and others. Through the support of our majority stockholder, Motorsport Network, LLC (“Motorsport Network”), whose mission is to be the leading, independent voice for the global motorsport and automotive industries and their fans, Motorsport Games’ corporate mission is to create the preeminent motorsport gaming and esports entertainment ecosystem by delivering the highest quality, most sophisticated and innovative experiences for racers, gamers and fans of all ages. Our products and services target a large and underserved global motorsport audience.

Started in 2018 as a wholly-owned subsidiary of Motorsport Network, we develop and publish multi-platform racing video games including for game consoles, personal computers (PCs) and mobile platforms through various retail and digital channels, including full-game and downloadable content (sometimes known as “games-as-a-service”). Since our formation, our NASCAR video games have sold over one million copies for game consoles and PCs.

Corporate Information

Motorsport Gaming US LLC was organized as a limited liability company on August 2, 2018 under the laws of the State of Florida. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc. in connection with our initial public offering. Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. and (ii) 7,000,000 shares of Class B common stock of Motorsport Games Inc., representing all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion.

Our principal executive offices are located at 5972 NE 4th Avenue Miami, FL 33137, and our telephone number is (305) 507-8799. Our website address is www.motorsportgames.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

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Securities That May Be Offered

Issuer	Motorsport Games Inc., a Delaware corporation
Securities Offered
Primary Securities Offered

We may offer up to $100,000,000 of:

● Class A common stock;

● preferred stock;

● warrants;

● subscription rights; and

● units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Secondary Securities Offered	The selling stockholder may offer up to 7,000,000 shares of our Class A common stock.
Use of Proceeds
Primary Offering

We intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes, which includes working capital, potential acquisitions, retirement of debt and other business opportunities, unless otherwise indicated in the applicable prospectus supplement.

Secondary Offering	We will not receive any proceeds from the sale of the shares of our Class A common stock by the selling stockholder
Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	MSGM

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of federal securities laws, including statements that involve expectations, plans or intentions, such as, but not limited to, those relating to:

●	our future business, results of operations, financial condition and/or liquidity, including with respect to the ongoing effects of the COVID-19 pandemic;

●	new or planned products or offerings;

●	our intention to expand our license arrangements to other internationally recognized racing series and the platforms we operate on;

●	our expectation that having a broader product portfolio will improve our operating results and provide a revenue stream that is less cyclical based on the release of a single game per year;

●	our plans to drive ongoing engagement and incremental revenue from recurrent consumer spending on our titles through in-game purchases and extra content;

●	our expectation that we will continue to derive significant revenues from sales of our products to a very limited number of distribution partners;

●	our belief that additions to our existing portfolio of games centered around popular licensed racing series will provide us the opportunity to further grow our esports business by having more titles to produce our esports events;

●	our expectation that we will continue to invest in technology, hardware and software to support our games and services, including with respect to security protections;

●	our intention to continue to look for opportunities to expand the recurring portion of our business;

●	our liquidity;

●	our belief that we may choose to raise additional funds at any time through equity or debt financing arrangements, which may or may not be needed for additional working capital, capital expenditures or other strategic investments, as well as our cash flows and anticipated uses of cash;

●	our beliefs regarding the impact of any claims and litigation that we are subject to;

●	industry trends;

●	potential acquisitions; and

●	management strategies.

We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. Forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. These include, but are not limited to, the following principal risks:

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●	If we do not consistently deliver popular products or if consumers prefer competing products, our business may be negatively impacted.

●	Our business and products are highly concentrated in the racing game genre, and our operating results may suffer if consumer preferences shift away from this genre.

●	If we do not provide high-quality products in a timely manner, our business operations, financial performance, financial condition, liquidity, cash flows and/or results of operations may be negatively impacted.

●	The ongoing and prolonged COVID-19 pandemic has impacted our operations and could continue to adversely affect our business operations, financial performance, financial condition, liquidity, cash flows and/or results of operations, the extent of which is uncertain and difficult to predict.

●	Declines in consumer spending and other adverse changes in the economy could have a material adverse effect on our business, financial condition, liquidity, cash flows and/or operating results.

●	We depend on a relatively small number of franchises for a significant portion of our revenues and profits.

●	Our ability to acquire and maintain licenses to intellectual property, especially for sports titles, affects our revenues and profitability.

●	The importance of retail sales to our business exposes us to the risks of that business model.

●	We primarily depend on a single third-party distribution partner to distribute our games for the retail channel, and our ability to negotiate favorable terms with such partner and its continued willingness to purchase our games is critical for our business.

●	We plan to continue to generate a portion of our revenues from advertising and sponsorship during our esports events. If we are unable to attract more advertisers and sponsors to our gaming platform, tournaments or competitions, our revenues may be adversely affected.

●	We are reliant on the retention of certain key personnel and the hiring of strategically valuable personnel, and we may lose or be unable to hire one or more of such personnel, which could adversely affect our ability to achieve our business plans and financial objectives.

●	The success of our business relies heavily on our marketing and branding efforts, and these efforts may not be accepted by consumers to the extent we planned.

●	If we do not adequately address the shift to mobile device technology by our customers, operating results could be harmed and our financial performance, financial condition, liquidity, cash flows and/or growth plans could be negatively affected.

●	Failure to adequately protect our intellectual property, technology and confidential information could harm our business and operating results.

●	Motorsport Network controls more than a majority of our Class A common stock and holds all of Class B common stock and therefore it has the ability to exert significant control over the direction of our business, which could prevent other stockholders from influencing significant decisions regarding our business plans and other matters.

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●	If we are no longer controlled by or affiliated with Motorsport Network, we may be unable to continue to benefit from that relationship, which may adversely affect our operations and have a material adverse effect on us and our financial performance, financial condition, liquidity and/or cash flows.

●	We have incurred significant losses since our inception, and we may continue to experience losses in the future, which could adversely impact our ability to invest in new product development, marketing, advertising and other activities that are important to achieving our business plans and financial objectives.

●	Our limited operating history makes it difficult to evaluate our current business and future prospects, and we may not be able to effectively grow our business or implement our business strategies.

●	We are an emerging growth company and a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to us will make our Class A common stock less attractive to investors.

●	The dual class structure of our common stock may adversely affect the trading market for our Class A common stock.

●	Higher than anticipated payments, costs, expenses and liabilities or other unanticipated consequences arising from pending or future litigation.

●	Less than expected liquidity or the unavailability of additional sources of funds from equity or debt financing arrangements, from less than anticipated cash generated by our operations, from less than expected availability of funds under the promissory note from Motorsport Network, from higher than expected operating expenses (such as higher than expected capital expenditures, debt service payments and costs, cash tax payments, acquisitions, joint ventures and/or licensing arrangements, costs related to litigation, advertising, promotional and marketing activities or for product sales returns by our customers or otherwise), from the inability to efficiently manage cash and working capital and/or from macroeconomic trends, such as higher inflation and interest rates and taxes.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from our sale of securities offered by this prospectus for general corporate purposes, which includes working capital, potential acquisitions, retirement of debt and other business opportunities. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings. The specific allocations of the proceeds we receive from our sale of our securities will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of the shares of our Class A common stock by the selling stockholder.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, par value $0.0001 per share, 7,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, we had 11,673,587 shares of Class A common stock and 7,000,000 shares of Class B common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation, our bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the DGCL. You should read our certificate of incorporation, our bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described below and for other provisions that may be important to you. For information on how to obtain copies of our certificate of incorporation and our bylaws, see “Where You Can Find Additional Information.”

Common Stock

Prior to January 8, 2021, we operated as a Florida limited liability company under the name Motorsport Gaming US LLC. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc.

Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. (the “MSN Initial Class A Shares”) and (ii) 7,000,000 shares of Class B common stock of Motorsport Games Inc., representing all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion. Motorsport Network is the only holder of shares of our Class B common stock and does not have any transfer, conversion, registration or economic rights with respect to such shares of Class B common stock. In the event Motorsport Network or its affiliates relinquish beneficial ownership of any of the MSN Initial Class A Shares at any time, one share of Class B common stock held by Motorsport Network will be cancelled for each such MSN Initial Class A Share no longer beneficially owned by Motorsport Network or its affiliates. Any pledge of MSN Initial Class A Shares by Motorsport Network or its affiliates will not constitute a relinquishment of such beneficial ownership. The MSN Initial Class A Shares and shares of Class B common stock held by Motorsport Network will be adjusted in equal proportions for any stock dividend, stock split or similar transaction undertaken by the Company.

Voting Rights

Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and holders of our Class B common stock are entitled to 10 votes for each share held on all matters submitted to a vote of stockholders. The holders of our Class A common stock and Class B common stock will vote together as a single class, unless otherwise required by law. Under our certificate of incorporation, approval of the holders of a majority of the Class B common stock will be required to increase or decrease the number of authorized shares of our Class B common stock, and the approval of two-thirds of the Class B common stock will be required to amend or repeal, or adopt any provision inconsistent with, or otherwise alter, any provision of our certificate of incorporation that modifies the voting, par value, conversion or other rights, powers, preferences, special rights, privileges or restrictions of the Class B common stock. In addition, Delaware law could require either holders of our Class A common stock or our Class B common stock to vote separately as a single class in the following circumstances:

●	if we were to seek to amend our certificate of incorporation to increase or decrease the aggregate number of authorized shares or par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment; and

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●	if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of shares of Class A common stock are entitled to dividends when and as declared by our board of directors from funds legally available therefor if, as and when determined by our board of directors in its sole discretion, subject to provisions of law and any provision of our certificate of incorporation, as amended from time to time. The holder of Class B common stock will not be entitled to receive any dividends with respect to the shares of Class B common stock, except dividends payable in shares of Class B common stock or rights to acquire shares of Class B common stock that may be declared and paid to the holder of Class B common stock to proportionally adjust for dividends payable in shares of Class A common stock or rights to acquire shares of Class A common stock that are declared and paid to the holders of Class A common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Class A common stock and any participating preferred stock outstanding at that time will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock. The holder of Class B common stock will not be entitled to receive any liquidation distributions with respect to the shares of Class B common stock.

Fully Paid and Non-Assessable

All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Other Matters

There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to our common stock.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue up to 1,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

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We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we may offer. We will describe in the applicable prospectus supplement the terms of the series of preferred stock that we may offer, including, to the extent applicable:

●	the title and stated value;

●	the number of shares we may offer;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if applicable;

●	the provisions for a sinking fund, if applicable;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of material U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

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Anti-Takeover Provisions

Certain provisions of Delaware law, as well as our certificate of incorporation and our bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. These provisions include the items described below. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL, which generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented. These provisions may have the effect of delaying, deferring or preventing changes in control of our Company.

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Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

Dual Class Stock

As described above in “—Common Stock—Voting,” our certificate of incorporation provides for a dual class common stock structure, which will provide the holder of Class B common stock with significant influence over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our Company or its assets.

Each share of Class A common stock is entitled to one vote, while each share of Class B common stock is entitled to ten votes. Motorsport Network is the only holder of shares of our Class B common stock and does not have any transfer, conversion, registration or economic rights with respect to such shares of Class B common stock. In the event Motorsport Network or its affiliates relinquish beneficial ownership of any of the MSN Initial Class A Shares at any time, one share of Class B common stock held by Motorsport Network will be cancelled for each such MSN Initial Class A Share no longer beneficially owned by Motorsport Network or its affiliates. Any pledge of MSN Initial Class A Shares by Motorsport Network or its affiliates will not constitute a relinquishment of such beneficial ownership. The MSN Initial Class A Shares and shares of Class B common stock held by Motorsport Network will be adjusted in equal proportions for any stock dividend, stock split or similar transaction undertaken by the Company.

Board of Directors Vacancies

Our certificate of incorporation and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promotes continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect any potential acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

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Removal of Directors

Our certificate of incorporation provides that directors may only be removed for cause and upon the affirmative vote of a majority of the outstanding voting power of our capital stock voting together as a single class.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Amendment of Charter and Bylaw Provisions

Amendments to our certificate of incorporation will require the approval of two-thirds of the outstanding voting power of our common stock. Our certificate of incorporation and bylaws provide that approval of stockholders holding two-thirds of our outstanding voting power voting as a single class is required for stockholders to amend or adopt any provision of our bylaws.

Issuance of Undesignated Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Limits on Ability of Stockholders to Act by Written Consent

Our certificate of incorporation and bylaws provide that our stockholders may not act by written consent. This limit on the ability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, no stockholder, regardless of how large its holdings of our stock are, would be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

Board Classification

Our board of directors is divided into two classes, with an alternating class being elected each year by our stockholders. The directors in each class will serve for a two-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us because it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.

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Exclusive Forum

Our certificate of incorporation and bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware; provided that the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our certificate of incorporation and bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, these provisions may have the effect of discouraging lawsuits against us or our directors and officers. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been successfully challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Worldwide Stock Transfer, LLC. The transfer agent’s address is One University Plaza, Suite 505, Hackensack, New Jersey 07601 and its telephone number is (201) 820-2008.

Listing

Our Class A common stock is listed on the Nasdaq Capital Market under the trading symbol “MSGM.”

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock or a combination thereof. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants would be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants would be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of Class A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the date, if any, on and after which the warrants and the related preferred stock or Class A common stock would be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants would commence and the date on which the right would expire;

●	a discussion of certain U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Until any warrants to purchase shares of our Class A common stock or preferred stock are exercised, the holders of the warrants would not have any rights of holders of the underlying Class A common stock or preferred stock, including any rights to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our Class A common stock or preferred stock or a combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement and any incorporated documents relating to any rights that we offer would include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for the Class A common stock, preferred stock or other securities upon the exercise of the subscription right;

●	the number of subscription rights issued to each securityholder;

●	the amount of Class A common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

●	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

●	the extent to which the subscription rights would be transferable;

●	the date on which the right to exercise the subscription rights would commence, and the date on which the subscription rights would expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with any offering of subscription rights;

●	a discussion of certain U.S. federal income tax consequences applicable to any rights offering; and

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we would issue under a separate agreement. We may enter into unit agreements with a unit agent. We would indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements would contain additional important terms and provisions. We would file as an exhibit to the registration statement of which this prospectus is a part, or would incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units would be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units would be issued;

●	the date, if any, on and after which the constituent securities comprising the units would be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes Motorsport Network and its pledgees, donees, transferees, assignees and others who later come to hold some or all of the Class A common stock being offered by the selling stockholder pursuant to this prospectus. We have prepared this prospectus to allow the selling stockholder to sell or otherwise dispose of, from time to time, up to 7,000,000 shares of our Class A common stock. We will not receive any proceeds from the sale of shares by the selling stockholder.

Prior to January 8, 2021, we operated as a Florida limited liability company under the name Motorsport Gaming US LLC. On January 8, 2021, Motorsport Gaming US LLC converted into a Delaware corporation pursuant to a statutory conversion and changed its name to Motorsport Games Inc.

Effective as of January 8, 2021, 100% of the membership interests held by the sole member of Motorsport Gaming US LLC, Motorsport Network, converted into an aggregate of (i) 7,000,000 shares of Class A common stock of Motorsport Games Inc. and (ii) 7,000,000 shares of Class B common stock of Motorsport Games Inc., representing all of the outstanding shares of Class A and Class B common stock immediately following the corporate conversion. Motorsport Network is the only holder of shares of our Class B common stock and does not have any transfer, conversion, registration or economic rights with respect to such shares of Class B common stock. In the event Motorsport Network or its affiliates relinquish beneficial ownership of any of the MSN Initial Class A Shares at any time, one share of Class B common stock held by Motorsport Network will be cancelled for each such MSN Initial Class A Share no longer beneficially owned by Motorsport Network or its affiliates. Any pledge of MSN Initial Class A Shares by Motorsport Network or its affiliates will not constitute a relinquishment of such beneficial ownership. The MSN Initial Class A Shares and shares of Class B common stock held by Motorsport Network will be adjusted in equal proportions for any stock dividend, stock split or similar transaction undertaken by the Company.

The following table sets forth, as of the date of this prospectus, certain information regarding the beneficial ownership of our common stock by the selling stockholder and the shares of our Class A common stock being offered by the selling stockholder pursuant to this prospectus. The applicable percentage ownership of common stock is based on approximately 11,673,587 shares of Class A common stock and 7,000,000 shares of Class B common stock outstanding as of February 1, 2022. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

See the section entitled “Certain Relationships and Related Transactions” in our definitive proxy statement on Schedule 14A filed with the SEC on April 26, 2021, which is incorporated by reference into this prospectus, for a description of material relationships between us and the selling stockholder.

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The information in the table is supplied by the selling stockholder. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

	Shares Beneficially Owned						Shares Beneficially Owned After Sale of All Class A Shares Offered Hereby by Selling Stockholder
	Class A		Class B				Class A		Class B
Name of Selling Stockholder	Shares	%	Shares	%	% of Total Voting Power(1)	Maximum Number of Class A Shares Offered	Shares	%	Shares	%	% of Total Voting Power(1)
Motorsport Network, LLC(2)	7,000,000	59.96%	7,000,000	100%	94.28%	7,000,000	—	—%	—	—%	—%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes.

(2)	Mike Zoi is the manager of Motorsport Network and has sole voting and dispositive power with respect to the shares held by Motorsport Network.

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PLAN OF DISTRIBUTION

Primary Offering

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by us under this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by us under this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities offered by us from time to time. Any agent involved in our offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by us under this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by us under this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with our sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities offered by us as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with our offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities offered by us may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities offered by us may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A common stock offered by us would be listed on the Nasdaq Capital Market, but any other securities offered by us may or may not be listed on a national securities exchange. To facilitate our offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities offered by us by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if such securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities offered by us at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions would be an underwriter and, if not identified in this prospectus, would be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities by us.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Secondary Offering

The selling stockholder, including its pledgees, donees, transferees, assignees and others who later come to hold some or all of the Class A common stock being offered by the selling stockholder pursuant to this prospectus, may from time to time offer some or all of the shares of Class A common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

We will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder may sell the shares of Class A common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares of Class A common stock that it is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholder in one or more types of transactions, which may include:

●	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of Class A common stock for whom they may act as agent;

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●	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	ordinary brokerage transactions or transactions in which a broker solicits purchases;

●	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

●	the pledge of shares of Class A common stock for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of Class A common stock;

●	short sales or transactions to cover short sales relating to the shares of Class A common stock;

●	one or more exchanges or over-the-counter market transactions;

●	through distribution by the selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

●	privately negotiated transactions;

●	the writing of options, whether the options are listed on an options exchange or otherwise;

●	distributions to creditors and equity holders of the selling stockholder; and

●	any combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholder may also resell all or a portion of its Class A common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

The selling stockholder may enter into sale, forward-sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward-sale or derivative transactions, the third parties may sell securities covered by this prospectus or the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus, but are exchangeable for or represent beneficial interests in the Class A common stock. The third parties also may use shares received under those sale, forward-sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle such third-party sales or to close out any related open borrowings of Class A common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, the selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of Class A common stock or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell securities short and redeliver securities to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Class A common stock so loaned or pledged pursuant to this prospectus or under Rule 144. Such borrower or pledgee also may transfer those shares of Class A common stock to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

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To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

●	the name of the selling stockholder and the participating broker-dealer;

●	the number of shares of Class A common stock offered;

●	the price of such Class A common stock;

●	the proceeds to the selling stockholder from the sale of such Class A common stock;

●	the names of the underwriters or agents, if any;

●	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

●	any discounts or concessions allowed or paid to dealers.

In connection with sales of Class A common stock covered hereby, the selling stockholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling stockholder may be deemed to be an “underwriter” under the Securities Act, the selling stockholder must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the Nasdaq Capital Market in accordance with Rule 153 under the Securities Act.

We or the selling stockholder may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholder or its affiliates in the ordinary course of business.

The selling stockholder will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Class A common stock by the selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A common stock to engage in market-making activities with respect to the Class A common stock. These restrictions may affect the marketability of such Class A common stock.

In order to comply with applicable securities laws of some states, the Class A common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Class A common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any Class A common stock of the selling stockholder covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Snell & Wilmer L.L.P., Los Angeles, California. Additional legal matters may be passed upon for us, the selling stockholder or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Motorsport Gaming US LLC and subsidiaries as of December 31, 2020 and 2019 and for the fiscal years then ended, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in their report thereon, included in Motorsport Games Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.motorsportgames.com. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”), filed with the SEC on March 24, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 17, 2021, August 11, 2021 and November 4, 2021, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on January 15, 2021, January 27, 2021, February 18, 2021, February 19, 2021, March 3, 2021, March 12, 2021, March 15, 2021, March 22, 2021, April 1, 2021, April 2, 2021, April 20, 2021, April 22, 2021, June 21, 2021, July 15, 2021 (other than with respect to Item 7.01 and Exhibit 99.1), August 25, 2021, September 7, 2021, January 10, 2022 and January 21, 2022;

●	the information specifically incorporated by reference in the 2020 Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2021; and

●	the description of our Class A common stock set forth in our Registration Statement on Form 8-A (File No. 001-39868), filed with the SEC on January 7, 2021, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Motorsport Games Inc.

5972 NE 4th Avenue

Miami, FL 33137

Attention: Corporate Secretary

(305) 507-8799

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Up to $2,919,403

Class A Common Stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity

March 31, 2023